SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C. 20549
                        ___________________


                              FORM 8-K

                          CURRENT REPORT


              Pursuant to Section 13 or 15(d) of the
                   Securities Exchange Act of 1934


   Date of Report (Date of earliest event reported): July 22, 1997


                           LCA-VISION INC.
       (Exact name of Registrant as specified in its Charter)


 Delaware           0-27610              11-2882328
(State or other  (Commission File No.)  (IRS Employer
jurisdiction of                        Identification Number)
incorporation)


7840 Montgomery Road, Cincinnati, Ohio        45236
(Address of principal executive offices)   (Zip Code)



Registrant's telephone number, including area code:   (513) 792-9292



                            N/A
  (Former name or former address, if changed since last report)

Item 5.  Other Events.

LCA-Vision Inc. (NASDAQ:LCAV) re-negotiated its $8 million line of credit with Fifth Third Bank. The line of credit, which expired July 1, 1997, was extended to August 15, 1997. Interest is now payable at prime rate plus 3%. Other terms and conditions remain substantially the same.


                         SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.


                               LCA-VISION INC.


Date: July 22, 1997            By: /s/ Larry P. Rapp
                                   Larry P. Rapp
                                   Chief Financial Officer